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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                  FORM 8-A/A

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               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 4

                             THE BRINK'S COMPANY
            (Exact name of Registrant as specified in its charter)


                VIRGINIA                                  54-1317776
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)


              1801 Bayberry Court, Richmond, Virginia 23226-8100
              (Address of principal executive offices) (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered

Pittston Brink's Group Rights to Purchase           New York Stock Exchange
    Series A Participating Cumulative
             Preferred Stock


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.
[x]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
[ ]

         Securities Act registration statement file number to which this form relates:

         ________ (if applicable)

                  Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of class)

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Item 1.  Description of Securities to be Registered.

     For a description of the Pittston Brink's Group Rights to be registered hereunder, reference is made to the Registration Statement of The Brink's Company (formerly The Pittston Company) (the "Company") on Form 8-A filed on February 26, 1996, as amended on August 11, 1997, on January 14, 2000 and on January 14, 2002, which is incorporated by reference.

     Effective on September 1, 2003, the Company and EquiServe Trust Company, N.A. executed an Amended and Restated Rights Agreement (the "Amended Rights Agreement"). The Amended Rights Agreement reflects the removal of certain provisions relating to disinterested directors.

     The Amended Rights Agreement is attached hereto as Exhibit 1, which is incorporated herein by reference. The foregoing description of the Amended Rights Agreement does not purport to be complete and is qualified in its entirety by reference to that Exhibit.

Item 2.  Exhibits.

          1. Amended and Restated Rights Agreement dated as of September 1, 2003 between The Brink's Company and EquiServe Trust Company, N.A., as Rights Agent.



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                                   SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           THE BRINK'S COMPANY,

                                           by /s/ Austin F. Reed
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Date:  October 9, 2003                        Name:  Austin F. Reed
                                              Title: Vice President, General
                                                     Counsel and Secretary


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                               INDEX OF EXHIBITS



     Exhibit
      Number                          Title

        1. Amended and Restated Rights Agreement dated as of September 1, 2003 between The Brink's Company and EquiServe Trust Company, N.A., as Rights Agent.